Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Ardea Biosciences, Inc. on Form S-3 (File Nos. 333-159279, 333-156708) and on form S-8 (File No. 333-158521) of our report dated March 11, 2010, with respect to our audit of the consolidated financial statements of Ardea Biosciences, Inc., for the year ended December 31, 2009, which report is included in this Annual Report on Form 10-K of Ardea Biosciences, Inc., for the year ended December 31, 2011.

/s/ Stonefield Josephson, Inc

Irvine, CA

March 09, 2012